THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
                 REVOLVING LOAN, GUARANTY AND SECURITY AGREEMENT

     THIS THIRD AMENDMENT (this "Amendment") dated as of July 22, 1999 by and among FLEET BANK, N.A. (as successor to NatWest Bank, N.A. and National Westminster Bank NJ, "Fleet"), having an office at 208 Harristown Road, Glen Rock, New Jersey 07452, SOVEREIGN BANK ("Sovereign"), having an office at 901 West Park Avenue, Ocean, New Jersey 07712 (Fleet and Sovereign are individually referred to herein as a "Bank" and collectively as the "Banks"), FLEET BANK, N.A., as agent for the Banks hereunder (in such capacity, the "Agent"), having an office at 208 Harristown Road, Glen Rock, New Jersey 07452, SUPREMA SPECIALTIES, INC. (the "Borrower"), a New York corporation, with its principal place of business at 510 East 35th Street, Paterson, New Jersey 07543, SUPREMA SPECIALTIES WEST, INC. ("Suprema West"), a California corporation, with its principal place of business at 14253 South Airport Way, Manteca, California 95336 and SUPREMA SPECIALTIES NORTHEAST, INC. ("Suprema Northeast"), a New York corporation, with its principal place of business at 30 Main Street, Ogdensburg, New York 13669 (Suprema West and Suprema Northeast are collectively referred to as the "Guarantor") to that certain SECOND AMENDED AND RESTATED REVOLVING LOAN, GUARANTY AND SECURITY AGREEMENT dated as of December 16, 1998, as amended and modified by that certain First Amendment to Second Amended and Restated Revolving Loan, Guaranty and Security Agreement dated as of May 28, 1999 and by that certain Second Amendment to Second Amended and Restated Revolving Loan, Guaranty and Security Agreement dated as of June 30, 1999 (collectively, the "Loan Agreement") by and among Fleet, Sovereign, the Agent, the Borrower and the Guarantor.


                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Guarantor have requested that the revolving credit facility maintained pursuant to the Loan Agreement be increased; and

     WHEREAS, Sovereign has agreed to make such additional loan to the Borrower subject to terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

     Section 1. Defined Terms; Effect of Amendment.

     (a) All capitalized terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.


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     (b) This  Amendment  is an  amendment  to the Loan  Agreement.  Unless  the context of this Amendment otherwise requires, the Loan Agreement and this Amendment shall be read together and shall have effect as if the provisions of the Loan Agreement and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Loan Agreement to the "Agreement", "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and all references in the Notes and the other Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.

     Section 2. Amendments to Loan Agreement.

     (a) The following definitions set forth in SECTION 1 of the Loan Agreement are hereby amended in their entirety to read as follows:

          "'Commitment' means for the period from and including the Closing to, but excluding the Commitment Expiration Date, the commitment of the Banks to make Loans to the Borrower pursuant to this Agreement in an aggregate principal amount not to exceed at any time outstanding $40,000,000, as such amount may be reduced pursuant to Section 5.2.

          'Notes' means those certain Secured Revolving Notes dated December 16, 1998 and July __, 1999 made by the Borrower in favor of the Banks in the aggregate principal amount of up to $40,000,000, which Notes are given in substitution for certain notes dated October 19, 1998 and June 30, 1999, but not in cancellation, discharge or extinguishment of the indebtedness formerly evidenced by such notes."

     (b) SECTION 2.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

          "2.1 Commitment; Maximum Credit. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make loans to the Borrower (hereinafter collectively referred to as "Loans" and individually as a "Loan"), from time to time before the Termination Date, in such amounts as Borrower may from time to time request, not to exceed at any time outstanding the amount set opposite such Bank's name below; provided, however, that the aggregate outstanding principal amount of Loans at any time outstanding shall at no time exceed the lesser of (A) the Commitment, or (B) the Borrowing Base (the "Maximum Credit"):


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                  Name of Bank                           Amount
                  ------------                           ------

                  Fleet Bank, N.A.                       $25,000,000.00

                  Sovereign Bank                         $15,000,000.00


                                                TOTAL    $40,000,000.00

          Each Loan shall be made by each Bank in the proportion which that Bank's Commitment bears to the total amount of all the Banks' Commitments; provided, however, that the failure of any Bank to make any requested Loan to be made by it on the date specified for such Loan shall not relieve each other Bank of its obligation (if any) to make such Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank. Subject to the terms hereof, the Borrower may borrow, prepay and reborrow, and may continue and convert any Loan in accordance with
          Section 2.5, until the Termination Date. The Banks have no obligation to make any Loan on or after the Termination Date."

     Section 3. Representations and Warranties. In order to induce the Agent and the Banks to enter into this Amendment, the Borrower and the Guarantor make the following representations and warranties to the Agent and the Banks, which shall survive the execution and delivery hereof:

     (a) It is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to execute, deliver and perform its obligations under the Loan Agreement as amended by this Amendment;

     (b) The execution and delivery of this Amendment has been authorized by all necessary corporate action on its part, this Amendment has been duly executed and delivered by it; and this Amendment and the Loan Agreement, as amended hereby, constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally, and by general equitable principles (whether enforcement is sought in proceedings in equity or at law).

     (c) Neither the execution and delivery of this Amendment, nor the consummation by the Borrower and the Guarantor of the


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transactions  herein  contemplated,  nor  compliance  by each  with  the  terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of (i) its Certificate of Incorporation or By-Laws; (ii) any material agreement or instrument to which it is now a party or by which it or its property is, or may be, bound (except any agreement with the Banks), or constitute a default thereunder, or result thereunder in the creation or imposition of any security interest, mortgage, lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets; (iii) any judgment or order, writ, injunction or decree of any court to which it is subject; or (iv) any Requirement of Law;

     (d) No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment;

     (e) Without limiting the generality of clause (c) above, (i) the execution and delivery of this Amendment shall not result in a breach, nor constitute a default under the terms and conditions of the New Senior Subordinated Notes (including, without limitation, the terms and conditions of that certain Note Agreement dated as of March 9, 1998 among the Borrower and the holders of said notes), and (ii) no consent, waiver or modification is necessary thereunder in order to execute and deliver this Amendment or for the Borrower to perform its obligations under this Amendment;

     (f) No Event of Default has occurred and is continuing, and no event has occurred which, with notice, lapse of time or both, would constitute an Event of Default; and

     (g) The representations and warranties set forth in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof in all material respects.

     Section 4. Conditions Precedent. This Amendment shall not be effective until the Agent shall have received originals of the following documents and the following conditions shall have been satisfied in full:

     (a) this Amendment executed by the Banks, the Agent, the Borrower and the Guarantor;

     (b) the Secured Revolving Note made by the Borrower in favor of Sovereign in the aggregate principal amount of up to $15,000,000;

     (c) an opinion of counsel for Borrower and Guarantor in form and substance satisfactory to the Agent;


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     (d) Good  Standing  Certificates  of the  Borrower and  Guarantor  from the
Secretary of States of New Jersey, New York and California, respectively;

     (e) Secretary's Certificates of the Borrower and the Guarantor attaching incumbency certificate, Certificate of Incorporation, by- laws and resolutions of the Board of Directors authorizing the transaction; and

     (f) Borrower and Guarantor shall have delivered such other documents, information, agreements and opinions reasonably required by the Agent and the Banks.

     Section 5. Expenses. The Borrower and the Guarantor shall pay, jointly and severally, all reasonable expenses of the Agent and the Banks, including, without limitation, the reasonable legal fees incurred by the Agent and the Banks in connection with the preparation, negotiation, execution and delivery and review of this Amendment, and all other documents and instruments executed in connection with this transaction and all filing and search fees incurred in connection herewith.

     Section 6. Full Force and Effect. Except as expressly modified by this Amendment, all of the terms and conditions of the Loan Agreement shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof. This Amendment is limited as written and shall not be deemed
(i) to be an amendment of or a consent under or waiver of any other term or condition of the Loan Agreement, or (ii) to prejudice any right or rights which the Agent and/or the Banks now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents.

     Section 7. Security Interests. It is agreed and confirmed that after giving effect to this Amendment, the security interests granted by the Borrower and the Guarantor pursuant to the Loan Agreement and the other Loan Documents continue to secure as a first priority Lien on the Assets described in Section 8.1 of the Loan Agreement, inter alia, to the Banks the prompt and full payment of all of the Obligations arising under the Loan Agreement, as amended by this Amendment, and to secure to Fleet the reimbursement and repayment of the Letter of Credit, the Master Agreement Obligations and the Fleet Mortgage Loan.

     Section 8. Guarantor. The Guarantor, by their signatures below, hereby acknowledge and agree to the changes to the Loan Agreement set forth in this Amendment. The Guarantor hereby confirms that their joint and several guaranty as set forth in Section 7 of the Loan Agreement remains in full force and effect and that the



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Obligations  guaranteed include,  without limitation,  those Obligations arising under the Loan Agreement as amended by this Amendment and that, to secure to the Banks the prompt and full payment and performance of all of the Obligations, and to secure to Fleet the reimbursement and repayment of the Letter of Credit, the Master Agreement Obligations and the Fleet Mortgage Loan, they have jointly and severally granted to the Agent for the ratable benefit of the Banks, a first priority continuing security interest and Lien in and to all of the Assets as described in Section 8.1 of the Loan Agreement.

     Section 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same agreement.

     Section 10. Governing Law. This Amendment, including the validity thereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

                                                 SUPREMA SPECIALTIES, INC.
                                                 ("Borrower")


                                                 By:___________________________
                                                 Name:  Mark Cocchiola
                                                 Title: President


                                                 SUPREMA SPECIALTIES WEST, INC.
                                                 ("Guarantor")


                                                 By:___________________________
                                                 Name:  Mark Cocchiola
                                                 Title: President


                                                 SUPREMA SPECIALITIES NORTHEAST,
                                                 INC. ("Guarantor")


                                                 By:___________________________
                                                 Name:  Mark Cocchiola
                                                 Title: President



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                                                 FLEET BANK, N.A. ("Agent")


                                                 By:___________________________
                                                 Name: Edward J. Waterfield
                                                 Title: Senior Vice President


                                                 FLEET BANK, N.A. ("Fleet")


                                                 By:___________________________
                                                 Name: Edward J. Waterfield
                                                 Title: Senior Vice President


                                                 SOVEREIGN BANK ("Sovereign")


                                                 By:___________________________
                                                 Name: Edward C. Gurskis
                                                 Title: Senior Vice President


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